UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549


                             FORM 8-K




                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




 Date of Report (Date of Earliest Event Reported): March 26, 1997


                     THERAGENICS CORPORATION
      (Exact Name of Registrant as Specified in its Charter)


                             Delaware
                     (State of Incorporation)


        0-15443                          58-1528626
(Commission File Number)     (I.R.S. Employer Identification No.)


5325 Oakbrook Parkway, Norcross, Georgia               30093
(Address of Principal Executive Offices)            (Zip Code)


                          (404) 381-8338
       (Registrant's Telephone Number, Including Area Code)

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Item 5.    Other Events

Announcement of Annual Meeting of Stockholders

Theragenics' Annual Meeting of Stockholders will be held Friday, June 6, 1997, at 10:00 A.M., Atlanta time, at the Gwinnett Civic & Cultural Center, 6400 Sugarloaf Parkway, Duluth, Georgia 30136. The purpose of this meeting is to elect two directors (six directors constitute the entire board), to consider and vote on a proposal to ratify the appointment of independent public accountants, to consider and act upon a proposal to approve and adopt the company's 1997 Stock Option Plan and transact orther business adopt the Company's 1997 Stock Option Plan and to transact other business as may properly come before the meeting or any adjournments thereof. The Board of Directors has fixed the close of business on April 11, 1997, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting. It is anticipated that the Proxy Statement, Proxy and Annual Report will be mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about April 30, 1997.

This announcement serves to satisfy the public disclosure requirement of the date of the Annual Meeting of Stockholders as addressed in the By-Laws of Theragenics Corporation.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THERAGENICS CORPORATION




                                    /s/ Bruce W. Smith
                                   Bruce W. Smith
                                   Secretary, Treasurer and
                                   Chief Financial Officer

Dated: March 26, 1997